UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report – March 5, 2021
(Date of earliest event reported)
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ALLEGION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

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Ireland	001-35971	98-1108930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block D
Iveagh Court
Harcourt Road
Dublin 2, Ireland
(Address of principal executive offices, including zip code)

(353)(1) 2546200
(Registrant’s phone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	ALLE	New York Stock Exchange
3.500% Senior Notes due 2029	ALLE 3 ½	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in Allegion plc's (the “Company”) Form 8-K dated December 8, 2020, the Company changed its operating segments from three (Americas, EMEA and Asia Pacific) to two, Allegion Americas and Allegion International, effective January 1, 2021. The Company’s new Allegion International segment combined the EMEA and Asia Pacific regions. In light of this change, the Board of Directors of the Company appointed Timothy P. Eckersley to the role of Senior Vice President – Allegion International, effective January 1, 2021. On March 5, 2021, Mr. Eckersley accepted and signed an offer letter dated March 3, 2021 (the “Offer Letter”) including the following terms, as approved by the Compensation Committee of the Board of Directors of the Company:

•Base salary to remain unchanged at an annual rate of $500,000;
•Continue to be eligible to participate in the Allegion Annual Incentive Plan (“AIP”) with his annual opportunity targeted at 70% of base salary;
•Annual equity target value of $600,000 to be delivered in the form of a mix of performance share units (“PSUs”), stock options and restricted stock units (“RSUs”);
•Continued participation in the Allegion Change in Control Plan;
•Continued participation in the Allegion Key Management Plan (note: also known as the Key Management Supplemental Program);
•Continued car allowance of $15,000 annually;
•Continued tax, estate and financial planning services allowance of up to $12,000 annually; and
•Continued participation in the executive health program in an amount not to exceed $2,000 annually.

The foregoing description is qualified by reference to the full text of the Offer Letter which is filed as Exhibit 10.1 attached hereto and is incorporated by reference in its entirety into this Item 5.02.

Further, on March 5, 2021, Mr. Eckersley and Schlage Lock Co. LLC, a subsidiary of the Company, entered into a Retention Incentive Award Agreement dated March 3, 2021 (the “Retention Agreement”) including the following terms, as approved by the Compensation Committee of the Board of Directors of the Company:

•Equity incentive award with a total aggregate value of $1.5 million, to be delivered in the form of RSUs with a grant date value of $750,000 and PSUs with a grant date value of $750,000;
•The vesting of these grants will occur as described below, provided that Mr. Eckersley remains an active employee through March 3, 2024 (except as otherwise set forth in the Retention Agreement);
•The RSUs are expected to be granted on March 10, 2021 and would vest in equal annual installments over three years from the grant date; and
•The PSUs are expected to be granted on March 10, 2021 and would vest after three years from the grant date to the extent certain performance conditions are met.

The foregoing description is qualified by reference to the full text of the Agreement which is filed as Exhibit 10.2 attached hereto and is incorporated by reference in its entirety into this Item 5.02. Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [*****], pursuant to Regulation S-K Item 601(b) of the Securities Act of 1933, as amended. Certain confidential information has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter dated March 3, 2021

10.2
Retention Agreement dated March 3, 2021*

* Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [*****], pursuant to Regulation S-K Item 601(b) of the Securities Act of 1933, as amended. Certain confidential information has been excluded from the exhibit because it is: (i) not material; and (ii) would be competitively harmful if publicly disclosed.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGION PLC (Registrant)

Date:	March 10, 2021	/s/ Hatsuki Miyata
Hatsuki Miyata Secretary